APPENDIX B

SHARE EXCHANGE ELECTION FORM

If you would like to receive shares of common stock of Evans Brewing Company, Inc. (“EBC”), for all of your shares of Bayhawk Ales, Inc., common stock, you must deliver a properly completed and duly executed Share Exchange Election Form to Action Stock Transfer on or before 5:00 p.m., Mountain time, on ______________________, 2015(on or before such other time as determined upon a delay as described herein, the “Election Deadline”). If you do not elect to exchange your Bayhawk Ales, Inc., shares for shares of EBC common stock on or before the Election Deadline, or if you make an invalid election, you will not be entitled to receive shares of EBC common stock, and will remain a shareholder of Bayhawk Ales, Inc.

IN ORDER TO BE VALID, THIS FORM MUST BE DELIVERED TO ACTION STOCK TRANSFER NO LATER THAN 5:00 PM, MOUNTAIN TIME, ON THE ELECTION DEADLINE, IN ACCORDANCE WITH THE FOLLOWING DELIVERY OPTIONS:

Delivery by mail:	Delivery by hand or overnight courier:	Do you need Assistance?

Action Stock Transfer Attn: Justeene Blankenship 2469 E Fort Union Blvd, Suite214 Salt Lake City, UT 84121	Action Stock Transfer Attn: Justeene Blankenship 2469 E Fort Union Blvd, Suite 214 Salt Lake City, UT 84121	Call the exchange agent, Action Stock Transfer at 801-274-1088

PLEASE DO NOT SEND THIS SHARE EXCHANGE ELECTION FORM TO BAYHAWK ALES, INC., OR EVANS BREWING COMPANY, INC. DELIVERY OF THIS STOCK ELECTION FORM TO ANY OTHER ADDRESS OTHER THAN LISTED ABOVE DOES NOT CONSTITUTE VALID DELIVERY.

Share Exchange Election Option—Mark the box below only if applicable.

☐ 1.	Exchange ALL of my shares of Bayhawk Ales, Inc., common stock for shares of common stock Evans Brewing Company, Inc., at a ratio of one share of Evans Brewing Company, Inc., common stock for each one share of Bayhawk Ales, Inc., common stock.	If you complete and return this form but do not check the box, or if you attempt to make an election with respect to only a portion of your shares, you will be deemed to have made an invalid election.

Required Signatures—Bayhawk Ales, Inc.,stockholders making a stock election must sign below.

X
	Signature of Stockholder	Date

X
	Signature of Stockholder	Date
(if joint account)

INSTRUCTIONS

1. The Election.    Subject to the provisions of the Asset Purchase and Share Exchange Agreement, dated as of October ___, 2014 (as amended, the “Agreement”), among Bayhawk Ales, Inc., and Evans Brewing Company, Inc., the holders of each share of Bayhawk Ales, Inc., common stock issued and outstanding immediately as of _______________ 2015 (the “Share Exchange Record Date”) are entitled to exchange their shares of Bayhawk Ales, Inc., common stock for shares of common stock of Evans Brewing Company, Inc., at a ratio of one share of Evans Brewing Company, Inc., common stock for each one share of Bayhawk Ales, Inc., common stock held by such shareholder, by properly checking the box under “Share Exchange Election Option” above.

2. Election Deadline.    To be effective, an Election on the Share Exchange Election Form must be received by Action Stock Transfer (the “Exchange Agent”) at the address set forth therein, on or before 5:00 p.m., Mountain time, on ______________ 2015, (or on or before such other time as determined pursuant to a delay as described in the section immediately below, the “Election Deadline”).Bayhawk Stockholders that do not make an Election on or before the Election Deadline, or make an invalid Election, will not be entitled to receive shares of Evans Brewing Company, Inc., common stock, and will remain stockholders of Bayhawk Ales, Inc.

3. Lost Certificate. In the event that you elect to participate in the Share Exchange, and have lost or misplaced your Bayhawk common stock certificate, please sign below to request that the Transfer Agent provide you with an Affidavit of Lost Certificate that you can complete and return to the Transfer Agent. If the beneficial owner of the shares has passed away, but you have received this form, and you hold possession of evidence of the number of shares owned, and the certificate number(s), please contact the Transfer Agent for further instructions.

I have lost my Bayhawk Ales, Inc., common stock certificate and am requesting that the Transfer Agent send me an Affidavit of Lost Certificate.

X _________________________________

Name: ____________________________

Address: __________________________

Please use the name and address as it would appear on the Bayhawk Stock Ledger. If alternative names are possible (i.e. married name and maiden name), please provide all possible names.